                                                                  EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference to our report dated January 25, 1996, with respect to the consolidated financial statement and schedule of Spieker Properties, Inc. (the "Company"), which report is included in the Company's Annual Reports on Form 10-K and Form 10-K/A (Amendment No. 1) for the year ended December 31, 1995 and incorporated by reference in the Company's Registration Statement on Form S-8 (the "Registration Statement").


         We also consent to the incorporation by reference of our report dated June 14, 1996 on the combined statement of revenues and certain expenses for the six acquired properties and two investments in mortgages, which report is included in the Company's Current Report on Form 8-K dated June 18, 1996 and incorporated by reference in the Registration Statement.


         We also consent to the incorporation by reference of our report dated July 11, 1996 on the combined statements of revenues and certain expenses for The City Portfolio, which report is included in the Company's Current Reports on Form 8-K dated July 15, 1996 and incorporated by reference in the Registration Statement.


San Francisco, California                                  ARTHUR ANDERSEN LLP
October 22, 1996